Exhibit 23.2
Consent of Independent Accountants
We consent to the incorporation by reference in the registration statement of The Howard Hughes Corporation on Amendment No. 1 to Form S-11 of our report dated March 29, 2011, on our audits of the financial statements of TWLDC Holdings, L.P., as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, which report is included therein. We also consent to the references to our firm under the caption “Experts.”
/s/ BKD, LLP
Houston Texas
September 2, 2011